UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 25, 2026
Date of Report (date of earliest event reported)

Copper Property CTL Pass Through Trust
(Exact name of registrant as specified in its charter)

New York	000-56236	85-6822811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Second Street, Suite 206
Jersey City, NJ	07311-4056
(Address of Principal Executive Offices)	(Zip Code)

(201) 839-2200
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On August 25, 2026, Copper Property CTL Pass Through Trust (the “Trust”) filed a complaint (the “Complaint”) in the Superior Court of the Commonwealth of Massachusetts, in Suffolk County, against Anton Melchionda and Onyx Partners Ltd., LLC (collectively the “Defendants”). The case was accepted into the Business Litigation Session and assigned docket number 2684CV02549-BLS1. The Trust is seeking damages and other relief for the Defendants’ common law fraud, unfair and deceptive conduct, interference with business relationships and related tortious conduct. The foregoing description of the Complaint does not purport to be complete and is qualified in its entirety by reference to the full text of the Complaint, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits.

Number
99.1    Complaint filed with the Superior Count of the Commonwealth of Massachusetts on August 25, 2026.

*Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPPER PROPERTY CTL PASS THROUGH TRUST
	By:	/s/ Larry Finger
Larry Finger
Principal Financial Officer
Date: August 25, 2026